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1                                                                     EXHIBIT 12
                                                       FORM 10-Q for the Quarter
                                                        Ended September 30, 1996
                                                                File No. 1-11237


                    AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES*
                             (Dollars in Thousands)
                                   (Unaudited)


                                                          For the
                                                      Nine Months Ended
                                                      September 30, 1996
                                                      ----------------

Earnings from continuing operations:

Income before income taxes                                $182,496

Add:  Fixed charges included in income before taxes        355,701
                                                          --------

Total earnings from continuing operations, as adjusted     538,197
                                                          --------

Total fixed charges*                                      $355,701
                                                          ========

Ratio of earnings to fixed charges                            1.51
                                                          ========


* Fixed charges include interest on indebtedness and the portion of rentals representative of the interest factor.




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